SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 2, 2002

                         Commission file number 0-19292

                              BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

         Massachusetts                                            03-0300793
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida          33431
          (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (561) 912-8000

Item 2. Acquisition of Assets

On October 2, 2002, Leisure Plan, Inc., a wholly-owned subsidiary of Bluegreen(R) Corporation (the "Registrant"), acquired substantially all of the assets and assumed certain liabilities (the "Acquisition") of TakeMeOnVacation, LLC, RVM Promotions, LLC and RVM Vacations, LLC (collectively, "TMOV").

The Registrant filed a Current Report on Form 8-K on October 17, 2002, which described the material terms of the Acquisition and which included the related Asset Purchase Agreement as an exhibit.

This Form 8-K/A is being filed to present audited financial statements of TMOV as well as pro forma financial information required pursuant to Article 11 of Regulation S-X.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of Business Acquired.

      The following Combined Financial Statements and Notes thereto of TMOV and the report of independent certified public accountants relating thereto, are included in Item 7(a).

      Report of Independent Certified Public Accountants

      Combined Balance Sheet as of December 31, 2001

      Combined Statement of Income for the year ended December 31, 2001

      Combined Statement of Members' Deficit for the year ended December 31,
      2001

      Combined Statement of Cash Flows for the year ended December 31, 2001

      Notes to Combined Financial Statements

                                    COMBINED

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

                             POMPANO BEACH, FLORIDA

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT

The Controlling Member
TakeMeOnVacation, LLC,
   RVM Promotions, LLC,
   and RVM Vacations, LLC
Pompano Beach, Florida

We have audited the accompanying combined balance sheet of TakeMeOnVacation, LLC, RVM Promotions, LLC, and RVM Vacations, LLC as of December 31, 2001, and the related combined statements of income, members' deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of TakeMeOnVacation, LLC, RVM Promotions, LLC, and RVM Vacations, LLC as of December 31, 2001, and the combined results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As further discussed in Note 1, these financial statements do not include the activity of Paramount Marketing Consultants, LLC, the parent company, and its other subsidiaries and other commonly controlled related parties.

April 15, 2002
Miami, Florida                                  /S/ MCCLAIN & COMPANY, L.C.

                               COMBINED BALANCE SHEET
                                  DECEMBER 31, 2001
                               TAKEMEONVACATION, LLC,
                              RVM PROMOTIONS, LLC, AND
                                 RVM VACATIONS, LLC

                                       ASSETS

CURRENT ASSETS
   Cash                                         $   45,825
   Receivables (Note 2)                          1,090,417
   Prepaid expenses and other current assets       339,535
   Leads inventory, net (Note 3)                   170,574
   Deferred costs, current portion (Note 5)      6,337,913
                                                ----------

        Total current assets                                     $ 7,984,264

PROPERTY AND EQUIPMENT, NET (NOTE 4)                                 559,179

OTHER ASSETS
   Deferred costs (Note 5)                       9,644,644
   Deposits and other assets                       258,001
                                                ----------

        Total other assets                                         9,902,645
                                                                 -----------

        Total assets                                             $18,446,088
                                                                 ===========

See independent auditors' report. The accompanying notes to the combined financial statements are an integral part of this combined statement.

                          LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
   Bank overdraft                                 $   444,391
   Accounts payable and accrued expenses            1,113,037
   Deferred revenue, current portion (Note 5)       8,251,209
   Current portion of obligations under capital
     lease (Note 7)                                    24,447
                                                  -----------

        Total current liabilities                                   $ 9,833,084

LONG-TERM LIABILITIES
   Deferred revenue (Note 5)                       10,804,899
   Notes payable to related finance
     company (Note 6)                               4,440,644
   Obligations under capital lease (Note 7)            64,858
   Interest payable to related party                  311,178
                                                  -----------

        Total long-term liabilities                                  15,621,579
                                                                    -----------

        Total liabilities                                            25,454,663

MINORITY INTEREST                                                            --

MEMBERS' DEFICIT
   Members' contributions                                 500
   Accumulated deficit                             (7,009,075)
                                                  -----------

        Total members' deficit                                       (7,008,575)
                                                                    -----------

        Total liabilities and members' deficit                      $18,446,088
                                                                    ===========

                          COMBINED STATEMENT OF INCOME
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

REVENUES

   Package sales and reservations income         $13,651,127
   VOI commissions                                 3,772,014
   Club membership                                 1,423,135
   Lead sales                                      2,444,107
                                                 -----------

        Total revenues                                              $21,290,383

COST OF SALES
   Commissions, fees, mailings, and other costs   11,079,890
   Hotel and cruise costs                          4,338,947
   Lead costs                                      2,710,023
                                                 -----------
                                                                     18,128,860
                                                                    -----------
        Gross profit                                                  3,161,523

OPERATING EXPENSES
   General and administrative                      7,554,682
   Depreciation                                      265,757
                                                 -----------

        Total operating expenses                                      7,820,439
                                                                    -----------

   Loss from operations before other
     income and expenses                                             (4,658,916)

OTHER INCOME (EXPENSES)
   Interest income                                    30,250
   Interest expense                                 (275,027)
                                                 -----------

        Total other income (expenses)                                  (244,777)
                                                                    -----------

        Net loss                                                    $(4,903,693)
                                                                    ===========

See independent auditors' report. The accompanying notes to the combined financial statements are an integral part of this combined statement.

                     COMBINED STATEMENT OF MEMBERS' DEFICIT
                          YEAR ENDED DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

                               Members'       Accumulated     Members'
                             Contributions      Deficit        Deficit
                             -------------   -------------  -------------
BALANCE, January 1, 2001         $ 500       $(2,105,382)    $(2,104,882)

Members' contributions              --                --              --

Net loss                            --        (4,903,693)     (4,903,693)
                                 -----       -----------     -----------
BALANCE, December 31, 2001
                                 $ 500       $(7,009,075)    $(7,008,575)
                                 =====       ===========     ===========

See independent auditors' report. The accompanying notes to the combined financial statements are an integral part of this combined statement.

                        COMBINED STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                          YEAR ENDED DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from customers                    $ 29,087,288
   Cash paid to suppliers and employees             (31,333,733)
   Interest paid                                        (52,963)
   Interest received                                     30,250
                                                   ------------

        Net cash used in operating activities                       $(2,269,158)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                 (150,668)
   Increase in deposits                                 (54,640)
                                                   ------------

        Net cash used in investing activities                          (205,308)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of capital lease obligations                 (26,026)
   Net advances from related finance company          2,467,347
                                                   ------------

        Net cash provided by financing activities                     2,441,321
                                                                    -----------

        Net decrease in cash and cash equivalents                       (33,145)

CASH AND CASH EQUIVALENTS, January 1, 2001                               78,970
                                                                    -----------

CASH AND CASH EQUIVALENTS, December 31, 2001                        $    45,825
                                                                    ===========

See independent auditors' report. The accompanying notes to the combined financial statements are an integral part of this combined statement.

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                          YEAR ENDED DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

RECONCILIATION OF NET LOSS TO NET CASH
   USED IN OPERATING ACTIVITIES:
     Net loss                                                     $(4,903,693)
     Adjustments to reconcile net loss to net
        cash used in operating activities:
          Depreciation                                                265,757
          Provision for uncollectible loans                           500,000
          Increase in receivables                                    (844,827)
          Increase in leads inventory                                 (90,556)
          Increase in prepaid expenses and other assets                (3,008)
          Increase in deferred costs                               (6,616,810)
          Increase in bank overdraft                                  294,527
          Increase in accounts payable and accrued expenses           669,918
          Increase in accrued interest payable                        222,064
          Increase in deferred revenue                              8,237,470
                                                                  -----------

               Net cash used in operating activities              $(2,269,158)
                                                                  ===========

See independent auditors' report. The accompanying notes to the combined financial statements are an integral part of this combined statement.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF COMBINATION

      The accompanying combined financial statements include the accounts of TakeMeOnVacation, LLC ("TMOV"), RVM Promotions, LLC ("Promotions"), and RVM Vacations, LLC ("Vacations"), collectively (the "Company"), all of which are under common control or ownership. During 2001, TakeMeOnVacation.com, LLC changed its name to TakeMeOnVacation, LLC.

      All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

      The enclosed financial statements do not include the activity of Paramount Marketing Consultants, LLC ("Paramount"), the parent company, and its other wholly-owned and majority owned subsidiaries Vacationbook.com, LLC, Excalibur Marketing, LLC, Empire Reservations, LLC, and Paramount Hospitality Management, LLC. It does not include Paramount's minority owned and unconsolidated subsidiaries Palm Beach Resort Development Group, LLC and Paramount Grande Las Vegas. It also does not include the activity of Paramount Financing, LLC and Paramount Realty, LLC, which are under the same common ownership as Paramount.

      TMOV, Vacations, and Promotions have substantial intercompany activity with related companies. As more fully described in Note 8 - Related Party Transactions, approximately 15% of the Company's total revenue, 39% of the cost of sales, 10% of the Company's general and administrative expenses, and 93% of the Company's interest expense were with the above-mentioned uncombined companies and/or other related parties.

      In August 2001, Paramount purchased Vacations' 49% minority members interest and Promotions' 33% minority members interest. As a result, at December 31, 2001, Paramount owns 100% of Vacations and 67% of Promotions.

      NATURE OF OPERATIONS

      Vacations and TMOV are engaged in the marketing and sales of discounted vacation packages for travel primarily to Florida. The vacation package terms and conditions require the buyer to attend a Vacation Ownership Interest ("VOI") sales presentation tour at a resort development. These resort developments are either owned by a related party or independently owned. Vacations and TMOV have agreements with the various resort developers to earn a commission for sales presentation tours. These commissions are earned as either a percentage of the sales price of VOI units purchased, or a "flat fee" for each tour arriving at the resort development.

      In October 2001, TMOV started a vacation travel club called Leisuretivity.com whereby members, for a monthly fee, are allowed to take advantage of discounted vacation packages to several destinations within the United States and around the world. In addition, members can take advantage of other discounts for various non- travel related services and join a gasoline redemption program that reimburses members up to $8.34 of gasoline each month. New members also receive a 3-day mini-vacation to selected destinations in the U.S. New members are charged an initiation fee and the first monthly payment, both of which are refundable within the first 45 days ("trial period"). After the trial period expires, a member is charged a monthly fee.

See independent auditors' report.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      NATURE OF OPERATIONS (CONTINUED)

      During the year, TMOV assumed the operation of Vacations. At December 31, 2001, Vacations was used primarily as a credit card processing center.

      Promotions acquires leads of customers interested in low-cost vacation packages and sells these leads to independent phone rooms.

      REVENUE RECOGNITION

            Commissions on Sales of Vacation Ownership Interests

            The Company has agreements with the various resort developers to earn a commission for sales presentation tours. These commissions are earned as either a percentage of the sales price of VOI units purchased, or a "flat fee" for each tour arriving at the resort development. VOI commission revenue is recognized when the resort developer has collected a 10% down payment and a 10-day rescission period has expired. The "flat fee" is earned when the customer tours the resort.

            Package Sales

            As part of the Company's strategy associated with the marketing of VOI's, vacation package certificates are sold on a non-refundable basis. The customer has up to 18 months to exercise the certificate, at which time the certificate expires. This certificate can be extended for an additional 12 months generally upon payment of a nominal fee. All revenues and direct costs incurred relating to the sale of vacation package certificates are deferred until either the vacation is taken or the eighteen-month period has expired and the Company is no longer contractually obligated to fulfill the vacation. To the extent that vacation package certificates are extended beyond the eighteen-month period, revenues, including fees received upon extension and related direct costs, are deferred until either the vacation is taken or the extended period has expired.

            Reservation Processing/Upgrade Fees

            Some customers are charged a fee when making their reservations. Customers also have the opportunity to purchase upgrades to their basic vacation package. Upgrades primarily include more luxurious accommodations and car rentals. Reservations and upgrades are paid generally within 45 days of the scheduled vacations, and are recognized as revenue when the vacations are taken. This income is included as package sales in the statement of income.

            Travel Club

            For new members, revenue is recorded as income after the trial period has expired. For existing members, revenue is recorded as earned on a monthly basis.

            Lead Sales

            Revenue is recorded when a lead is sold to the phone rooms.

      Expenses for all companies are recorded when they are incurred.

See independent auditors' report.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      LEADS INVENTORY

      Leads inventory is valued at the lower of cost or market, with cost determined by the "first-in, first-out" (FIFO) method.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost and depreciated primarily using the straight-line method over the following estimated useful lives of the assets:

        Computer software                       3 years
        Video production                        3 years
        Furniture and fixtures                  5-7 years
        Office and computer equipment           3-5 years
        Leasehold improvements                  Shorter of the life of the
                                                underlying lease or the
                                                estimated useful life of the
                                                improvement
        Equipment held under capital leases     Shorter of the life of the
                                                underlying lease or the
                                                estimated useful life of the
                                                equipment

      Depreciation expense charged to operations for the year ended December 31, 2001 amounted to $265,757.

      LONG-LIVED ASSETS

      The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

      INCOME TAXES

      No liability for income taxes appears on the accompanying combined financial statements as the entities are either disregarded or partnerships for income tax purposes, and as such, are not taxpaying entities. Members are taxed individually on their share of the Company's earnings. Net income or loss is allocated among the members in accordance with the Company's operating agreement.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See independent auditors' report.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      CASH AND CASH EQUIVALENTS

      For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

      BUSINESS PROMOTION AND ADVERTISING

      Advertising and promotional costs are expensed as incurred. Business Promotion is expensed as passengers travel and is included as cost of sales. Total advertising and promotional expense for the year ended December 31, 2001 approximated $462,000.

NOTE 2 - RECEIVABLES

      Receivables consist primarily of open trade accounts that have not been reduced by an allowance for doubtful accounts, as management considers all receivables to be fully collectible.

NOTE 3 - LEADS INVENTORY

      Leads inventory consists of customer leads purchased from independent contractors who operate travel booths in malls, movie theaters, fairs, shows, etc. throughout the United States of America. These leads will be sold to phone rooms in the future. Leads inventory at December 31, 2001 amounted to $170,574, net of a $20,054 reserve.

NOTE 4 - PROPERTY AND EQUIPMENT

      At December 31, 2001, property and equipment consisted of the following:

              Computer software                   $ 297,611
              Video production                       60,582
              Office and computer equipment         354,599
              Furniture and fixtures                 55,756
              Leasehold improvements                 59,106
              Equipment held under capital lease    136,493
                                                  ---------
                                                    964,147
                Less accumulated depreciation      (404,968)
                                                  ---------

                                                  $ 559,179
                                                  =========

See independent auditors' report.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

NOTE 5 - DEFERRED REVENUE AND DEFERRED COSTS

      All revenues and direct costs incurred relating to the sale of vacation package certificates are deferred until either the vacation is taken or the eighteen-month period has expired and the Company is no longer contractually obligated to fulfill the vacation. To the extent that vacation package certificates are extended beyond the eighteen-month period, revenues, including fees received upon extension and related direct costs, are deferred until either the vacation is taken or the extended period has expired. Deferred revenue consists of revenues from the sale of the vacation package, reservations processing, and upgrade fees. Deferred costs consist of commission, merchant fees, and direct mailing costs. The current portion of deferred revenue and costs are for package certificates with travel or expiration dates within the next 12 months.

      Reservations processing/upgrade fees are all current since they are paid generally within 45 days of travel date.

      At December 31, 2001, deferred revenue and costs consist of the following:

              Deferred Revenue:

                Package sales                         $ 18,207,795
                Reservations processing/upgrade fees       848,313
                                                      ------------
                                                        19,056,108

                  Less current portion                  (8,251,209)
                                                      ------------

                                                      $ 10,804,899
                                                      ============

              Deferred Costs:

                Commissions                           $ 14,346,625
                Merchant fees                              873,871
                Direct mailing costs                       762,061
                                                      ------------
                                                        15,982,557

                  Less current portion                  (6,337,913)
                                                      ------------

                                                      $  9,644,644
                                                      ============

See independent auditors' report.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

NOTE 6 - NOTES PAYABLE

      At December 31, 2001, notes payable consisted of the following:

           TMOV unsecured line of credit with a related finance company at Wall
              Street Journal ("WSJ") prime rate plus 2%, with a floor of 8% (8%
              at December 31, 2001), principal and interest due in 2005.                $2,820,167

           Promotions unsecured line of credit with a related finance company at
              WSJ prime rate plus 2%, with a floor of 8% (8% at December 31,
              2001), payments to be made first from company distributions and any unpaid principal and interest is due on June 2005, guaranteed
              by a minority member's interest in Promotions.                             1,620,477
                                                                                        ----------
                                                                                         4,440,644
              Less current portion                                                              --
                                                                                        ----------
                                                                                        $4,440,644
                                                                                        ==========

      Principal payments on the notes over the next four years and in the aggregate are as follows:

                2002                 $       --
                2003                         --
                2004                         --
                2005                  4,440,644
                                     ----------
                                     $4,440,644
                                     ==========

      Total interest expense under these notes for the year ended December 31, 2001 was approximately $255,000.

NOTE 7 - CAPITAL LEASE

      Vacations has a lease agreement for furniture and fixtures under a capital lease expiring in 2005. The assets and liability under the capital lease are recorded at the lower of the present value of the minimum lease payments, or the fair value of the asset, and are included in net property and equipment. The assets are depreciated over the lesser of their estimated useful life, or the term of the lease. Depreciation of the assets under capital lease is included in depreciation expense for the year ended December 31, 2001.

See independent auditors' report.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

NOTE 7 - CAPITAL LEASES (CONTINUED)

      Minimum future lease payments under the capital lease for the next four years and in the aggregate are as follows:

                2002                                                  $  34,901
                2003                                                     34,901
                2004                                                     34,901
                2005                                                      2,906
                                                                      ---------

                  Total minimum lease payments                          107,609

                  Less amount representing interest                     (18,304)
                                                                      ---------

                  Present value of net minimum lease payments            89,305

                  Less current portion                                  (24,447)
                                                                      ---------
                                                                      $  64,858
                                                                      =========

      Interest rate on the capitalized lease is imputed based on the lower of the Company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return, which is 10.5%. Imputed interest expense for the year ended December 31, 2001, was approximately $13,600.

NOTE 8 - RELATED PARTY TRANSACTIONS

      Promotions sells leads to B & M Marketing, Inc. ("B & M"), which is owned by the former minority members of Vacations and Promotions (see Note 1, Principles of Combination). B & M then sells vacation travel certificates on behalf of Vacations. Total leads sold to B & M amounted to approximately $1,238,000. Total commissions paid by Vacations to B & M for the sale of travel certificates approximated $3,755,000 net of deferred costs of approximately $10,511,000.

      Vacations charges this same related entity for an allocation of expenses. Total expenses charged during the year amounted to approximately $79,000.

      TMOV and Vacations buy cruise cabins from an unconsolidated subsidiary of Paramount Marketing Consultants, Inc. ("PMCI"), a related party, and then market the cruise as part of their vacation travel packages. Total amount paid to this company approximated $2,507,000. TMOV and Vacations also receive VOI commissions and incur hotel costs from a resort partially owned by Paramount. Total VOI commissions received approximated $773,000. Total hotel costs paid were approximately $230,000.

See independent auditors' report.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

NOTE 8 - RELATED PARTY TRANSACTIONS (CONTINUED)

      The Company receives advances from Financing, a related company. As further discussed in Note 6, these advances are supported by notes payable and bear interest at prevailing rates. The notes mature in 2005. Financing has indicated that it will not demand payment of this debt until the Company's cash flow supports such repayment without impairing its operations. During 2001, net advances from Financing to the related entities approximated $2,420,000. Total interest incurred for the year ended December 31, 2001 approximated $255,000.

      Paramount pays general and administrative expenses on behalf of the Company. In turn, Paramount charges the Company a management fee. This fee is determined by management. Total management fees charged for the year ended December 31, 2001 approximated $534,000.

      TMOV charges Excalibur Marketing Consultants, LLC ("Excalibur"), an entity related by common ownership, a fee for each Las Vegas Mini Vacation. For the year ended December 31, 2001, these fees amounted to approximately $840,000. Additionally, TMOV charges Excalibur a fee for each tour taken at various resort developments. For the year ended December 31, 2001, these fees amounted to approximately $352,000.

      The Company leases commercial office space from Paramount Realty, LLC ("Realty"), a related entity. The lease is for a period of two years expiring in September, 2002 with options to renew for three separate additional one-year periods. The leases call for monthly rent of $12,243, plus an allocation of common area maintenance charges. Total rent paid to Realty for 2001 under these leases approximated $287,000.

      The Company had the following balances and transactions with related parties as of and for the year ended December 31, 2001:

              Other current assets                     $    55,188
              Related company receivables                  237,834
              Deferred costs                            10,511,010
              Deposits and other assets                        500
              Accounts payable and accrued expenses        365,102
              Notes payable                              4,389,691
              Revenues                                   3,203,179
              Cost of sales                              7,025,619
              General and administrative expenses          771,342
              Interest expense                             255,226

See independent auditors' report.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

      The Company experiences credit risk in connection with its bank accounts. At various times during the year, the Company maintained deposits with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. The exposure to the Company from these transactions is solely dependent upon daily bank balances and the financial strength of the respective institutions.

NOTE 10 - OPERATING LEASES

      The Company had entered into several real estate, automobile, and equipment leases accounted for as operating leases. These leases expire in various years through 2006.

      Minimum future lease payments under all operating leases for the next five years and in the aggregate are as follows:

                  Years ending
                  December 31,
                  ------------
                      2002                                $289,376
                      2003                                 141,656
                      2004                                  69,887
                      2005                                  30,813
                      2006                                  15,407
                                                          --------
                                                          $547,139
                                                          ========

      Rent expense under these leases for the year ended December 31, 2001 was approximately $388,000.

NOTE 11 - COMMITMENTS

      In August 2001, TMOV entered into a two-year vacation fulfillment agreement with an unrelated third party ("Vici") whereby TMOV will provide vacation accommodations in Orlando, Ft. Lauderdale, and Palm Beach, Florida to residents of the United Kingdom who buy vacation packages (as defined in the agreement) from Vici. TMOV must remit weekly payments to Vici as defined in the agreement. The agreement may be terminated as outlined in the contract.

See independent auditors' report.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                             TAKEMEONVACATION, LLC,
                            RVM PROMOTIONS, LLC, AND
                               RVM VACATIONS, LLC

NOTE 11 - COMMITMENTS (CONTINUED)

      At December 31, 2001, as part of the Leisuretivity.com travel club, TMOV had a commitment to reimburse members up to $133,000 of gasoline reimbursements. This amount is dependent upon the members meeting all the requirements set forth in the gasoline redemption program. To be eligible for reimbursement, a member must submit a voucher within 30 days after the month end. In January 2002, TMOV reimbursed $950 of gasoline vouchers. Per the terms of the membership agreement, TMOV is not liable for any additional amounts to members.

      At December 31, 2001, Leisuretivity.com had approximately 1,970 members who had a right to cancel membership for a full refund of approximately $19,600.

NOTE 12 - NON-CONTROLLING MEMBERS

      At December 31, 2001, Promotions is 33% owned by a non-controlling member who is also an officer.

See independent auditors' report.

(b)   Pro Forma Financial Information.

      The following unaudited pro forma financial information is included in
      Item 7(b).

      Introduction to Pro Forma Condensed Consolidated Financial Information

      Combined Balance Sheet as of September 29, 2002

      Combined Statement of Income for the six months ended September 29, 2002

      Combined Statement of Income for the year ended March 31, 2002

                              BLUEGREEN CORPORATION
                       Introduction to Pro Forma Condensed
                 Consolidated Financial Information (Unaudited)

The following pro forma condensed consolidated financial information consists of a Pro Forma Condensed Consolidated Balance Sheet as of September 29, 2002 and Pro Forma Condensed Consolidated Statements of Income for the six months ended September 29, 2002 and for the year ended March 31, 2002 (collectively the "Pro Forma Statements").

The Pro Forma Condensed Consolidated Balance Sheet was prepared to give effect to the Acquisition as if it had occurred on September 29, 2002. The Pro Forma Condensed Consolidated Statement of Income for the six months ended September 29, 2002, gives effect to the Acquisition as if it had occurred on April 1, 2002. The Pro Forma Condensed Consolidated Statement of Income for the year ended March 31, 2002, gives effect to the Acquisition as if it had occurred on April 2, 2001. For the purposes of the Pro Forma Condensed Consolidated Statement of Income for the year ended March 31, 2002, the Statement of Income of the Registrant for the year ended March 31, 2002 and the Statement of Income of TMOV for the year ended December 31, 2001 were used as the basis for the Pro Forma Financial Information contained therein.

The pro forma adjustments to, or "reflected in," the Pro Forma Statements are based on the historical results of TMOV giving effect to the Acquisition based on the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the Pro Forma Statements.

The Registrant is in the process of determining the final purchase price allocation for the Acquisition, and therefore the purchase price allocation reflected in the Pro Forma Statements is preliminary and subject to change.

The pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Registrant believes are reasonable under the circumstances. The Pro Forma Statements do not purport to be indicative of what the Registrant's financial position or results of operations would actually have been if the aforementioned transactions in fact had occurred on such dates indicated above, or to project the Registrant's financial position or results of operations at any future date or for any future period. The Pro Forma Statements should be read in conjunction with the Registrant's Consolidated Financial Statements in its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and TMOV's Combined Financial Statements included herein.

                              BLUEGREEN CORPORATION
           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                               September 29, 2002
                             (Amounts in Thousands)

                                                                                                                    Condensed
                                                              Historical                      Pro Forma            Consolidated
                                                              Bluegreen       Historical     Adjustments            Pro Forma
                                                              Corporation       TMOV       For Acquisition         Balance Sheet
                                                              -----------       ----       ---------------         -------------
Assets

                                                                                              $   403  (A)
                                                                                               (2,292) (B)
                                                                                              -------
Cash and cash equivalents ..............................       $  59,463    $   (403)          (1,889)            $  57,171
Contracts receivable, net ..............................          24,120          --               --                24,120
Notes receivable, net ..................................          67,776          --               --                67,776
Prepaid expenses .......................................          11,950          20              139 (A)            12,109
Inventory, net .........................................         168,839          --               --               168,839
Retained interests in notes receivable sold ............          46,639          --               --                46,639
                                                                                                  (29)(A)
                                                                                                2,068 (C)
                                                                                              -------
Property and equipment, net ............................          49,090         407            2,039                51,536
Receivable from affiliates .............................              --         990             (990)(A)                --

                                                                                                2,477 (A)
                                                                                                2,792 (B)
                                                                                                 (694)(C)
                                                                                              -------
Other assets ...........................................          28,862      10,327            4,575                43,764
                                                               ---------    --------          -------             ---------
       Total assets ....................................       $ 456,739    $ 11,341          $ 3,874             $ 471,954
                                                               =========    ========          =======             =========


Liabilities and shareholders' equity

Accounts payable .......................................       $   4,911    $     61          $    --             $   4,972

                                                                                                   75(A)
                                                                                                  500(B)
                                                                                              -------
Accrued liabilities and other ..........................          46,647       1,541              575                48,763
Deferred income ........................................           3,760      11,513              747 (C)            16,020
Deferred income taxes ..................................          35,860          --              627 (C)            36,487
Payable to affiliates ..................................              --       2,489           (2,489)(A)                --
Receivable-backed notes payable ........................          13,812          --               --                13,812
Lines-of-credit and notes payable ......................          41,263         151               --                41,414
10.50% senior secured notes ............................         110,000          --               --               110,000
8.25% convertible subordinated debentures ..............          34,371          --               --                34,371
                                                               ---------    --------          -------             ---------
        Total liabilities ..............................         290,624      15,755             (540)              305,839

Minority interest ......................................           3,334          --               --                 3,334

Shareholders' equity (deficit)

Common stock ...........................................             273          --               --                   273
Additional paid-in capital .............................         123,258           1               (1)(A)           123,258
Treasury stock .........................................         (12,885)         --               --               (12,885)
Net unrealized gains on retained interests
  in receivables sold, net of income taxes .............           4,151          --               --                 4,151

Retained earnings (accumulated deficit) ................          47,984      (4,415)           4,415(A)             47,984
                                                               ---------    --------          -------             ---------
Total shareholders' equity (deficit) ...................         162,781      (4,414)           4,414               162,781
                                                               ---------    --------          -------             ---------
       Total liabilities and shareholders' equity ......       $ 456,739    $ 11,341          $ 3,874             $ 471,954
                                                               =========    ========          =======             =========

                              BLUEGREEN CORPORATION
             Notes to Pro Forma Condensed Consolidated Balance Sheet
                             (Amounts in Thousands)
                                   (Unaudited)

(A) Pro forma adjustment to adjust TMOV's historical balance sheet to reflect only the assets acquired and liabilities assumed in the Acquisition, and to eliminate TMOV's historical members' equity.

(B) Pro forma adjustment to reflect the cash and contingent purchase prices incurred in the Acquisition. Only $500,000 of the contingent purchase price has been recognized, as there are no specific contingencies to be resolved in connection with the payment of this amount. The remaining contingent purchase price of $12.5 million has not been recognized, as the payment of this amount is contingent upon future earnings and is not determinable beyond a reasonable doubt.

(C) Pro forma adjustment to adjust the carrying values of the assets acquired in the Acquisition to fair market value, and to record the net deferred tax liability as a result of such adjustments in carrying value.

                              BLUEGREEN CORPORATION
          Pro Forma Condensed Consolidated Income Statement (Unaudited)
                       Six Months Ended September 29, 2002
                (Amounts in Thousands, Except Earnings Per Share)

                                                                                                                 Condensed
                                                              Historical                         Pro Forma      Consolidated
                                                              Bluegreen      Historical         Adjustments       Pro Forma
                                                              Corporation       TMOV          For Acquisition   Income Statement
                                                              -----------       ----          ---------------   -------------
 Total revenues ..............................................  $179,823      $20,102            $ 2,059 (A)     $ 201,984

                                                                                                     204 (B)
                                                                                                    (228)(C)
                                                                                                   2,279 (D)
                                                                                                     316 (E)
                                                                                                    (229)(F)
                                                                                                  ------
 Costs and expenses ..........................................   161,733       19,592              2,342           183,667
                                                                --------       ------             ------          --------
 Income before income taxes ..................................    18,090          510               (283)           18,317

 Provision for income taxes ..................................     6,965           --                 87 (G)         7,052

 Minority interest in income of consolidated subsidiaries ....       244           --                 --               244
                                                                --------       ------             ------          --------
 Net income ..................................................  $ 10,881       $  510             $ (370)         $ 11,021
                                                                ========       ======             ======          ========

Income per common share:
Basic ........................................................  $   0.45                                          $   0.45
                                                                ========                                          ========
Diluted ......................................................  $   0.41                                          $   0.41
                                                                ========                                          ========

Weighted average number of common and common equivalent shares:

 Basic .......................................................    24,436                                            24,436
                                                                ========                                          ========
 Diluted .....................................................    28,763                                            28,763
                                                                ========                                          ========

                              BLUEGREEN CORPORATION
          Pro Forma Condensed Consolidated Income Statement (Unaudited)
                            Year Ended March 31, 2002
                (Amounts in Thousands, Except Earnings Per Share)

                                                                                                                 Condensed
                                                               Historical                        Pro Forma      Consolidated
                                                               Bluegreen     Historical        Adjustments       Pro Forma
                                                              Corporation       TMOV          For Acquisition   Income Statement
                                                              -----------       ----          ---------------   -------------
 Total revenues ............................................    $287,825     $ 21,320            $ 3,407 (A)      $312,552

                                                                                                     408 (B)
                                                                                                    (255)(C)
                                                                                                   3,772 (D)
                                                                                                     171 (E)
                                                                                                    (534)(F)
                                                                                                 -------
 Costs and expenses ........................................     268,343       26,224              3,562           298,129
                                                                --------     --------            -------          --------
 Income before income taxes ................................      19,482       (4,904)              (155)           14,423

 Provision for income taxes ................................       7,501           --             (1,948)(G)         5,553

 Minority interest in income of consolidated subsidiaries ..         249           --                 --               249
                                                                --------     --------            -------          --------
 Net income ................................................    $ 11,732     $ (4,904)           $ 1,793          $  8,621
                                                                ========     ========            =======          ========

Income per common share:
Basic ......................................................    $   0.48                                          $   0.36
                                                                ========                                          ========
Diluted ....................................................    $   0.46                                          $   0.35
                                                                ========                                          ========

Weighted average number of common and common equivalent shares:

 Basic .....................................................      24,256                                            24,256
                                                                ========                                          ========
 Diluted ...................................................      29,993                          (4,171)(H)        25,822
                                                                ========                                          ========

                              BLUEGREEN CORPORATION
         Notes to Pro Forma Condensed Consolidated Statements of Income
                             (Amounts in Thousands)
                                   (Unaudited)

(A) Pro forma adjustment to reflect new basis in deferred revenue as a result of applying the purchase accounting method.

(B) Pro forma adjustment to increase depreciation expense in connection with the adjusted carrying value of TMOV's property and equipment acquired in the Acquisition.

(C) Pro forma adjustment to eliminate TMOV's interest expense on debt that was not assumed in the Acquisition.

(D) Pro forma adjustment to amortize intangible asset for customer list acquired in the Acquisition.

(E) Pro forma adjustment to reflect change in TMOV's accounting method to reverse the capitalization of lead costs.

(F) Pro forma adjustment to eliminate related party management fee charged to TMOV during the six months ended September 29, 2002.

(G) Pro forma income tax provision for TMOV's historical income statement and the net effect of the adjustments above.

(H) Pro forma adjustment to exclude the assumed conversion of the Registrant's 8.25% convertible subordinated debentures from the computation of diluted earnings per share as such conversion would have an antidilutive effect on pro forma diluted income per common share.

(c)   Exhibits.

         10.208 Asset Purchase Agreement dated as of September 30, 2002, by and among TakeMeOnVacation, LLC, RVM Promotions, LLC, RVM Vacations, LLC and Leisure Plan, Inc. (incorporated by reference to exhibit of same designation to Current Report on Form 8-K dated October 2, 2002.)

         23.1     Consent of McClain & Company, L.C.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 16, 2002                    By: /S/ GEORGE F. DONOVAN
                                                -------------------------------
                                                George F. Donovan
                                                President and
                                                Chief Executive Officer